EXHIBIT A - COGNOVIT PROMISSORY NOTE



                           COGNOVIT PROMISSORY NOTE


US$10,000.00 Philadelphia, Pennsylvania                         March 24, 2003

FOR VALUE RECEIVED, the undersigned (the "Maker") promises to pay to the order of MICHAEL TAY (together with any subsequent holder hereof, the "Holder"), at 2000 Hamilton Street, #520, Philadelphia, Pennsylvania 19130-3883, the principal sum of Ten Thousand United States Dollars (US$10,000.00) on or before April 30, 2003 (the "Maturity Date").

This Note is made and delivered by Maker in accordance with Section 2 of that certain Stock Purchase Agreement dated as of even date herewith by and between Maker, Holder, and others (the "Agreement"), incorporated herein by reference, and evidences the obligation of Maker to pay to the Holder the remaining balance of the cash purchase price set forth in said Agreement in consideration for the shares (as defined therein).

Maker's obligation to repay the principal sum evidenced by this Note shall be without interest up to the Maturity Date. In the event Maker fails to make the required payment of the entire principal amount hereunder on or before the Maturity Date, however, the unpaid balance shall thereafter bear interest at a rate equal to Eighteen Percent (18.0%) per annum. The Maker shall have the right to prepay the whole or any part of the principal sum hereof at any time and from time to time, without prepayment charge or penalty.

The Maker hereby (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any endorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by the Holder of the Maker or any guarantor or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of the Holder or any indulgence shown by the Holder, from time to time and in one or more instances (without notice to or further assent from the Maker or any guarantor), and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of the Holder shall in any way affect or impair the obligations of the Maker or any guarantor or be construed as a waiver by the Holder of, or otherwise affect, any of the Holder's rights under this Note, under any guaranty of this Note or under any document or instrument evidencing any security for payment of this Note. The Maker further agrees to reimburse the Holder for all advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

The Maker authorizes any attorney at law, including an attorney engaged by the Holder, to appear in any court of record in the State of Pennsylvania or any other State or Territory of the United States, after the indebtedness evidenced hereby becomes due and waive the issuance and service of process and confess judgment against the Maker in favor of the Holder, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one Maker shall be a bar to a subsequent judgment or judgments against any other Maker against whom judgment has not been obtained hereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment is vacated for any reason, the Holder nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Maker. The Maker hereby expressly waives any conflict of interest that the Holder's attorney may have in confessing such judgment against the Maker and expressly consents to the confessing attorney receiving a legal fee from the Holder for confessing such judgment.

This Note has been executed and delivered at Philadelphia, Philadelphia County, Pennsylvania, and shall be governed by and construed in accordance with the laws of the State of Pennsylvania. This Note has not been given in connection with a consumer loan or a consumer transaction.

As a specifically bargained inducement for the Holder to extend credit to borrower, and after having the opportunity to consult counsel, the Maker expressly waives the right to trial by jury in any lawsuit or proceeding related to this note or arising in any way from any indebtedness or other transactions involving the Holder and the Maker.

By signing this paper, you give up your right to notice and court trial. If you do not pay on time a court judgment may be taken against you without your prior knowledge, and the powers of a court can be used to collect from you regardless of any claims you may have against the creditor whether for returned goods, faulty goods, failure on his part to comply with the agreement or any other cause.


MAKER:

ENVIROMAT INDUSTRIES CO. LTD., A DELAWARE CORPORATION

/s/ Christopher C. Chang
-----------------------------
BY:  CHRISTOPHER C. CHANG

ITS:  PRESIDENT AND CHIEF EXECUTIVE OFFICER

DATED:  MARCH 24, 2003